UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2017, the Board of Directors of Chipotle Mexican Grill, Inc. appointed members to the Audit, Compensation and Nominating and Corporate Governance Committees of the Board.  Paul Cappuccio and Robin Hickenlooper were appointed to the Audit Committee, Ali Namvar and Matthew Paull were appointed to the Compensation Committee, and Mr. Cappuccio, Neil Flanzraich and Mr. Namvar were appointed to the Nominating and Corporate Governance Committee.  Additionally, Mr. Cappuccio was appointed chairman of the Nominating and Corporate Governance Committee, and Mr. Flanzraich stepped down from the Audit Committee.

As a result of the foregoing changes and the previously-announced departures from the Board of John Charlesworth, Pat Flynn, Darlene Friedman and Stephen Gillett, the committees of the Board are now as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Al Baldocchi (Chair)	Neil Flanzraich (Chair)	Paul Cappuccio (Chair)
Paul Cappuccio	Ali Namvar	Neil Flanzraich
Robin Hickenlooper	Matthew Paull	Ali Namvar

On May 24, 2017,  the Compensation Committee of the Board of Directors of Chipotle Mexican Grill, Inc. approved the acceleration of vesting of a total of 518 previously unvested Restricted Stock Unit awards held by Stephen Gillett in connection with his departure from the Board, effective May 25, 2017.

Item 5.07.Submission of Matters to a Vote of Security Holders.

Chipotle Mexican Grill, Inc. held its annual meeting of shareholders on May 25, 2017. At the annual meeting, shareholders voted on the matters set forth below. The final voting results were as follows:

(1)	Election of directors:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Al Baldocchi	19,639,519	314,235	__	4,387,112
Paul Cappuccio	19,782,392	171,362	__
Steve Ells	19,606,008	347,746	__
Neil Flanzraich	19,720,690	233,064	__
Robin Hickenlooper	19,863,356	90,398	__
Kimbal Musk	19,804,459	149,295	__
Ali Namvar	19,854,236	99,518	__
Matthew Paull	19,842,805	110,949	__

(2) An advisory vote to approve the compensation of our executive officers as disclosed in our proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,559,809	1,333,242	60,703	4,387,112

(3)	An advisory vote on the frequency of future say-on-pay votes:

Annual	Biennial	Triennial	Abstentions
18,324,942	31,956	1,549,796	47,060
Chipotle intends to continue to hold say-on-pay votes on an annual basis until the next required say-on-pay frequency vote.

 (4)  Ratification of the appointment of Ernst & Young LLP as independent auditors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,086,600	180,328	73,938	0

(5)

A shareholder proposal requesting that the Board of Directors implement changes to Chipotle’s governing documents to lower the threshold for shareholders to call a special meeting of shareholders to an aggregate of 15% of our outstanding common stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,924,679	13,968,382	60,693	4,387,112

Item 8.01.Other Events.

On May 25, 2017, Chipotle’s Board authorized repurchases of Chipotle common stock with a total aggregate purchase price of $100 million, exclusive of commissions. This repurchase authorization is in addition to previously-announced repurchase authorizations totaling $2.2 billion. The Board’s authorization of the repurchase program may be modified, suspended, or discontinued at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

May 25, 2017	By:	/s/ Steve Ells
		Name:	Steve Ells
		Title:	Chairman and Chief Executive Officer